Exhibit 99.1

Dyadic Announces Appointment of Ping Rawson to CFO

JUPITER, FLORIDA / ACCESSWIRE / June 27, 2019 - Dyadic International, Inc. (“Dyadic”) (NASDAQ: DYAI), a global biotechnology company focused on further improving and applying its proprietary C1 gene expression platform to speed up the development, lower production costs and improve the performance of biologic vaccines, drugs and other biologic products, at flexible commercial scales, today announced the appointment of Ping Rawson to Chief Financial Officer, effective immediately. Ms. Rawson was previously the Chief Accounting Officer of Dyadic and joined the Company in 2016. Ms. Rawson will report to the Company’s Chief Executive Officer, Mark Emalfarb.

“Since joining Dyadic, Ping has made significant contributions to our Company, initially in her role as Director of Financial Reporting and, more recently, as Chief Accounting Officer. She has taken on increased responsibilities, and demonstrated capabilities in both business and management skills," said Mark Emalfarb, Dyadic’s President and CEO. "This past year was a transformational one for Dyadic with our SEC registration and uplisting to Nasdaq. Ping’s efforts have been critical to our success,” said Emalfarb.

In her new role, Ms. Rawson will oversee all financial functions of the Company, including accounting, financial reporting, treasury and tax. She will also assist the executive management team in establishing long term goals and making strategic and operational decisions.

"I am excited to be taking on increased responsibilities in my new role as CFO and look forward to continuing to work with our talented management team to implement strategies that will enhance our C1 technology platform and continue to add value for our investors, employees and business partners,” said Rawson.

Ms. Rawson holds an MBA in Finance, and an MS in Accounting from the State University of New York at Buffalo. In addition to being a certified public accountant in the State of New York, Ms. Rawson has over 18 years of financial and accounting experience and began her career with Deloitte & Touche in New York City. Prior to joining Dyadic, Ms. Rawson has served in a variety of finance and accounting management roles in several publicly-traded companies.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Myceliophthora thermophila, named C1. The C1 microorganism, which enables the development and large scale manufacture of low cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs (such as virus like particles (VLPs) and antigens), monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Additionally, and more recently, Dyadic is also beginning to explore the use of its C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of Adeno-associated viral vectors (AAV), certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. In particular, as the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic vaccines, drugs and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers and, hopefully, improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic’s website at www.dyadic.com for additional information, including details regarding Dyadic’s plans for its biopharmaceutical business.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on

Exhibit 99.1

information available to management only as of the date of this press release. These forward-looking statements involve risks, uncertainties and other factors that could cause Dyadic’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Dyadic expressly disclaims any intent or obligation to update or revise any forward-looking statements to reflect actual results, any changes in expectations or any change in events. Factors that could cause results to differ materially include, but are not limited to: (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic’s and third parties research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain our existing access to, and/or expand access to third party contract research organizations in order to carry out our research projects for ourselves and third parties; (7) competitive pressures and reliance on key customers and collaborators; (8) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of the C1 gene expression platform; and (9) other factors discussed in Dyadic’s publicly available filings, including information set forth under the caption “Risk Factors” in our December 31, 2018 Annual Report filed with the SEC on the Form 10-K on March 27, 2019. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.

Contact:

Dyadic International, Inc.
Mark Emalfarb, CEO
Phone: +1 (561) 743-8333
Email: memalfarb@dyadic.com